THIRD AMENDMENT AND WAIVER
                           DATED AS OF MARCH 31, 1997
                                TO LOAN AGREEMENT
                            DATED AS OF MARCH 4, 1996


         This Third Amendment and Waiver Agreement (the "Third Amendment") is dated as of March 31, 1997 and is by and among HOME STATE HOLDINGS, INC. ("Holdings"), a Delaware corporation, having its principal place of business at 3 South Revmont Drive, Shrewsbury, New Jersey 07702, TOWER HILL, INC. ("Tower"), a Delaware corporation, having its principal place of business at 3 South Revmont Drive, Shrewsbury, New Jersey 07702, (Holdings and Tower collectively, the "Credit Parties"), THE CHASE MANHATTAN BANK ("Chase"), (formerly known as Chemical Bank) a New York banking corporation, having an office at 395 N. Service Road, Melville, New York 11747, EUROPEAN AMERICAN BANK ("EAB"), a New York banking corporation, having an office at 335 Madison Avenue, New York, New York 10017 (Chase and EAB, individually, a "Bank" and collectively, the "Banks") and THE CHASE MANHATTAN BANK ("Agent"), a New York banking corporation having an office at 395 N. Service Road, Melville, New York 11747 hereby agree as follows:

                              W I T N E S S E T H :

         WHEREAS, the Banks, the Agent and the Credit Parties entered into a Loan Agreement dated as of March 4, 1996 and amended as of August 14, 1996 and October 4, 1996 (as amended, the "Agreement") pursuant to which Agreement the Banks have each made certain revolving credit facilities available to the Credit Parties upon the terms and conditions of the Agreement; and

         WHEREAS, the Credit Parties have requested that the Agent and the Banks
(i) waive certain existing Events of Default, (ii) modify certain provisions of the Agreement and (iii) consent to certain transactions and the Agent and the Banks have agreed to same provided, among other things, the Credit Parties enter into this Third Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Agent, the Banks and the Credit Parties agree as follows:

         1. Definitions. As used in this Third Amendment, capitalized terms unless otherwise defined, shall have the meanings given to them in the Agreement.

         2. Representations and Warranties. As an inducement for the Banks to enter into this Third Amendment, each of the Credit Parties represent and warrant as follows:


         That with respect to the Agreement and the Loan Documents:

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



                  (i) There are no defenses, offsets or counterclaims to the respective obligations of the Credit Parties under the Agreement, the Loans, the Notes or any of the other Loan Documents, and if any such defenses, offsets or counterclaims exist without the knowledge of one or more of the Credit Parties, the same are hereby waived.

                  (ii) Except as disclosed in Schedule A annexed hereto, all of the representations and warranties made by the Credit Parties in the Agreement and the other Loan Documents (except for those representations and warranties that are affected by the events described in, or which are subject to the waivers granted by, Section 10 hereof) are true and correct in all material respects as of the date of this Third Amendment provided that the representations and warranties set forth in Section 4.01(f) of the Agreement shall relate to the consolidated financial statements of Holdings and its Consolidated Affiliates for the fiscal year ended December 31, 1995 and for the nine month period ended September 30, 1996.

                  (iii) Upon the execution of this Third Amendment and the grant of the waivers contained herein, and upon the receipt of any required consents and/or waivers of or from the Purchasers of the Preferred Stock, no Default or Event of Default is, or will be, existing under the Agreement (as amended by this Third Amendment) or the other Loan Documents or will result from the execution of this Third Amendment and the consummation of the transaction contemplated thereby.

                  (iv) The continued performance by the Credit Parties of the Agreement (as amended by this Third Amendment), including without limitation the repayment of the Notes in accordance with this Third Amendment and the guarantee of the obligations of Holdings by Tower and the guarantee of the obligations of Tower by Holdings will not conflict with, result in a breach of, constitute a default under, or result in the occurrence of Redemption Event or Put Event under the Securities Purchase Agreement or a Repurchase Event under the Subordinated Note Agreement.

                  (v) The outstanding principal balance of (i) Chase's Revolving Credit Note (Holdings) is $2,666,800.00, (ii) Chase's Revolving Credit Note (Tower) is $-0-, (iii) EAB's Revolving Credit Note (Holdings) is $1,333,200.00 and (iv) EAB's Revolving Credit Note (Tower) is $-0-.

                  (vi) Interest on all of the Notes has been paid through March 31, 1997.


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



         3.  Amendment.  The Agreement is hereby amended as follows:

         (a) The following defined terms shall be added to Section 1.01 of the Agreement:

                  "Holdings Prepayment Event" means the occurrence of one or more of the following events: (i) any Sale of Assets, or (ii) the Private Placement.

                  "Income Tax Refund" means the federal income tax refund due to Holdings arising out of the net loss incurred by Holdings for the fiscal year ended December 31, 1996, net of amounts due to Insurance Subsidiaries under the Holdings tax sharing agreement with its Subsidiaries.

                  "Private Placement" means any transaction pursuant to which a Person makes an Investment in Holdings, other than Investments made pursuant to the exercise of stock options pursuant to the Holdings' Stock Incentive Plan described in Schedule 4.01(a).

                  "Sale of Assets" means, with respect to Holdings and one or more of its Subsidiaries, the sale, transfer or other disposition by Holdings and/or one or more of its Subsidiaries, whether by a sale of assets, a sale of stock, a merger, a consolidation or other similar transaction described in
Section 5.02(c) or (d) of this Agreement, of all or any part of its interest in any such Subsidiary, provided that a sale of premium finance receivables by Tower shall be deemed to be described herein only if it is a sale of all or substantially all of such receivables, and provided further that a sale by Tower of premium finance receivables to an Insurance Affiliate to satisfy liabilities of Tower to such Insurance Affiliate related to such receivables shall not be deemed to be a Sale of Assets.

         (b) Section 1.01 of the Agreement, and certain defined terms therein are hereby amended as follows:

                  (i) "Chemical's Holdings Commitment" shall be amended to read in its entirety as follows:

                  "Chase's Holdings Commitment" means (i) from the date of this Agreement to and until February 4, 1997 Three Million Three Hundred Thirty Three Thousand Five Hundred ($3,333,500.00) Dollars, and (ii) from February 5, 1997, through and until the Holdings Maturity Date, Two Million Six Hundred Sixty Six Thousand Eight Hundred ($2,666,800.00) Dollars as reduced by the mandatory payments required by Section 2.07 of this Agreement.

                  (ii) "Chemical's Tower Commitment" shall be amended to read in its entirety as follows:


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                  "Chase's Tower Commitment" means (i) from the date of this
Agreement to and until February 1, 1997, Eight Million Six Hundred Sixty Seven Thousand One Hundred ($8,667,100.00) Dollars, or (ii) from the date specified in clause (i) until the Tower Maturity Date, Two Hundred Fifty Thousand Forty and 83/100 ($250,040.83) Dollars, as reduced by the mandatory payments required by
Section 2.07 of this Agreement, and in the case of each of one (i) and (ii) such Commitment, combined with the EAB Tower Commitment shall be, subject to the Borrowing Base.

                  (iii) "EAB's Holdings Commitment" shall be amended to read in its entirety as follows:

                  "EAB's Holdings Commitment" means (i) from the date of this Agreement to and until February 4, 1997, One Million Six Hundred Sixty Six Thousand Five Hundred ($1,666,500.00) Dollars, and (ii) from February 5, 1997 through and until the Holdings Maturity Date, One Million Three Hundred Thirty Three Thousand Two Hundred ($1,333,200.00) Dollars as reduced by the mandatory payments required by Section 2.07 of this Agreement.

                  (iv) "EAB's Tower Commitment" shall be amended to read in its entirety as follows:

                  "EAB's Tower Commitment" means (i) from the date of this Agreement to and until February 1, 1997, Four Million Three Hundred Thirty Two Thousand Nine Hundred ($4,332,900.00) Dollars, or (ii) from the date specified in clause (i) until the Tower Maturity Date, One Hundred Twenty Four Thousand Nine Hundred Fifty Nine and 17/100 ($124,959.17) Dollars, as reduced by the mandatory payments required by Section 2.07 of this Agreement and in the case of each of one (i) and (ii) such Commitment, combined with the Chase Tower Commitment, shall be subject to the Borrowing Base.

                  (v) "Field Audit" shall be amended to read in its entirety as follows:

                  "Field Audit" means an audit of (i) the premium finance receivables of Tower, and its books and records relating thereto, including the PPP Receivables and PPP's books and records relating thereto (or any successor to PPP) or (ii) the books and records of Holdings, in either case conducted by the Agent or its designated representatives.

                  (vi) "Holdings Maturity Date" shall be amended to read in its entirety as follows:

                  "Holdings Maturity Date" means February 28, 1998.

                  (vii) "Tower Maturity Date shall be amended to read in its entirety as follows:

                  "Tower Maturity Date" means March 31, 1997.

         (c) Section 2.01(a) and Section 2.01(b) of the Agreement shall be amended to read in their entirety as follows:

                  "SECTION 2.01. The Revolving Credit Loans. (a) The Banks agree, severally but not jointly, on the date of this Agreement, and on the terms and conditions and in reliance upon the representations and warranties hereinafter set forth in this Agreement, to lend to Holdings prior to the Holdings Maturity Date, such amounts as Holdings may request from time to time (individually, a "Revolving Credit Loan (Holdings)" or collectively, the "Revolving Credit Loans (Holdings)"), which amounts, once borrowed and repaid may not be reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans (Holdings) outstanding at any one time shall not exceed
(i) in the case of both Banks, (x) from the date of this Agreement until February 4, 1997, Five Million ($5,000,000.00) Dollars in the aggregate, or (y) from February 5, 1997 until the Holdings Maturity Date, Four Million ($4,000,000.00) Dollars in the aggregate, as reduced by the mandatory payments required by Section 2.07 of this Agreement and (ii) in the case of Chase, Chase's Holdings Commitment or, in the case of EAB, EAB's Holdings Commitment.

                  (b) The Banks agree, severally but not jointly, on the date of this Agreement, on the terms and conditions and in reliance upon the representations and warranties hereinafter set forth in this Agreement, to lend to Tower prior to the Tower Maturity Date, such amounts as Tower may request from time to time (individually, a "Revolving Credit Loan (Tower)" or collectively, the "Revolving Credit Loans (Tower)", which amounts once borrowed and repaid may not be reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans (Tower) outstanding at any one time shall not exceed (i) in the case of both Banks, the lesser of (x) (1) from the date of this Agreement until February 1, 1997, Thirteen Million ($13,000,000.00) Dollars in the aggregate, or (2) from the date specified in clause (1) until the Tower Maturity Date, Three Hundred Seventy Five Thousand ($375,000.00) Dollars in the aggregate, as reduced by the mandatory payments required by Section 2.07 hereof or (y) the Borrowing Base and (ii) in the case of Chase, Chase's Tower Commitment or, in the case of EAB, EAB's Tower Commitment."

         (d) Section 2.03 of the Agreement shall be amended to read in its entirety as follows:

                  "SECTION 2.03. Payment of Interest on the Notes. (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal at all times to the Alternate Base Rate plus (i) in the case of Holdings, 200 basis points and (ii) in the case of Tower, 100 basis points. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Maturity Date. Any change in the rate of interest on a Revolving Credit Note due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

                  (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus, in the case of Holdings, 400 basis points and (ii) in the case of Tower, 300 basis points. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Maturity Date. In the event Eurodollar Loans are available, the Agent shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the appropriate Credit Party of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

                  (c) All interest shall be paid to the Agent, for the pro rata distribution to the Banks."

         (e) Section 2.05 of the Agreement shall be amended to read in its entirety as follows:

                  "SECTION 2.05. Fees. (a) The Credit Parties agree to pay (i) to the Agent for its own account, on the date of this Agreement and on each anniversary thereof, an annual agent's fee of $15,000.00; (ii) a one time facility fee of $40,000.00 to Chemical and $11,000.00 to EAB; (iii) to the Agent, for the pro rata distribution to the Banks, from the date of this Agreement until December 31, 1996, on the last Business Day of each quarter a commitment fee computed at the rate of one eighth of one (1/8%) percent per annum (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Holdings Commitment or the Tower Commitment, as the case may be, such commitment fee being payable for the calendar quarter, or part thereof, preceding the payment date, including the calendar quarter ended December 31, 1996; and (iv) to the Agent, the costs and expenses incurred in connection with Field Audits, provided that (x) the costs and expenses for the initial Field Audit shall not exceed $15,000.00 and (y) the Credit Parties shall not be required to pay for more than one (1) Field Audit during each calendar year unless an Event of Default occurs."

         (f) Section 2.07(b) of the Agreement shall be amended to read in its entirety as follows:

                  "(b) Mandatory. (i) Upon the occurrence of a Borrowing Base Deficiency, Tower shall, without demand by the Agent or the Banks, prepay so much of the Revolving Credit Loans (Tower) as shall equal the Borrowing Base Deficiency. Any such mandatory prepayment required under this Section 2.07(b)(i) shall be applied first to Tower's Alternate Base Rate Loans outstanding and then to Tower's Eurodollar Loans outstanding. In the event of any such mandatory prepayment of a Eurodollar Loan, such prepayment shall be held by the Agent as cash collateral for the Revolving Credit Loans (Tower), and shall earn interest at a rate then generally paid by the Agent on cash collateral accounts, and shall be applied to prepay the Eurodollar Loan on the last day of such Loan's Interest Period, or upon an Event of Default, if earlier.

                  (ii) Holdings shall make a mandatory payment of the principal amount of the Revolving Credit Notes (Holdings) at the following times and in the following amounts:

                  (a) a prepayment in the principal amount of $4,000,000.00, or such lesser amount as is equal to the net proceeds of such Holdings Prepayment Event, on the day that the first Holdings Prepayment Event occurs; and

                  (b) if such first Holdings Prepayment Event does not result in a prepayment of $4,000,000.00, a prepayment in the principal amount equal to the difference between (x) $4,000,000.00 and (y) the prepayment made upon the first Holdings Prepayment Event, such prepayment to be made on the day that the second Holdings Prepayment Event occurs; and

                  (c) a prepayment in a principal amount equal to the lesser of
(i) the outstanding principal amount of the Notes or (ii) the greater of (x) the amount of the Income Tax Refund or (y) $2,000,000.00, such prepayment to be due on the day of receipt of the Income Tax Refund.

                  Any mandatory payment made pursuant to any provision of this clause (ii) shall be applied to the payments required by clause (iii) in the inverse order of maturity.

                  (iii) In addition to the mandatory payments required by clause
(ii) above, Holdings shall make monthly prepayments of principal, each in the principal amount of $100,000.00, beginning on the last Business Day of April, 1997 and continuing on the last Business Day of each month thereafter, until the Holdings Maturity Date, when the then outstanding principal amount of all Revolving Credit Loans (Holdings) shall be paid in full.

                  (iv) Any mandatory payment required under this Section 2.07(b) shall be applied first to Holdings' Alternate Base Rate Loans outstanding and then to Holding's Eurodollar Loans outstanding. If there are no Revolving Credit Loans (Holdings) then outstanding, any mandatory payment required under this Section 2.07 shall be applied first to Tower's Alternate Base Rate Loans outstanding and then to Tower's Eurodollar Loans outstanding. Any mandatory payment of a Eurodollar Loan made pursuant to this Section 2.07(b) shall be subject to the provisions of
Section 2.07 of this Agreement.

                  (v) All mandatory prepayments shall be applied pro rata between the Banks.

                  (vi) All Revolving Credit Loans (Holdings) shall be paid in full on the Holdings Maturity Date and all Revolving Credit Loans (Tower) shall be paid in full on the Tower Maturity Date."

         (g) Section 5.01 of the Agreement shall be amended by adding the following new subsections (r) and (s):

                  "(r) Cooperate with the Agent and take all proper and necessary steps to provide the Agent, on behalf of the Banks, with a first priority security interest in the Income Tax Refund and cooperate with the Agent and take all proper and necessary steps to perfect the Agent's lien on the Income Tax Refund pursuant to the Federal Assignment of Claims Act.

                  (s) Enter into and deliver to the Agent and the Banks, not later than June 15, 1997, a definitive executed sale agreement for the sale of Pinnacle Insurance Company, together with evidence satisfactory to the Agent and the Banks that all material conditions to the consummation of such sale have been satisfied or waived (other than required regulatory approvals and usual and customary closing conditions), and such agreement shall not be terminated or cancelled and shall remain in full force and effect until the closing of such sale."

         (h) Section 5.02 (k) of the Agreement shall be amended to read in its entirety as follows:

                  "(k) Losses Incur a net consolidated loss in any amount for any fiscal quarter or for any fiscal year."

         (i) Section 5.03(a) of the Agreement shall be amended to read in its entirety as follows:

                  "(a) Minimum Consolidated Net Worth (Holdings). Holdings will maintain a Consolidated Net Worth at all times of not less than $28,500,000.00.

         (j) Section 5.03(b) of the Agreement shall be amended to read in its entirely as follows:

                  "(b) Consolidated Leverage Ratio. Holdings will maintain, at the end of each fiscal quarter, a Consolidated
Leverage Ratio of not greater than 0.55 to 1.00."

         (k) Section 5.03(c) of the Agreement shall be amended to read in its entirety as follows:

                  "(c) Consolidated Premium to Surplus Ratio. Holdings will maintain, at the end of each fiscal quarter, a Consolidated Premium to Surplus Ratio of not greater than 3.00 to 1.00, provided that at the end of the fiscal year ending December 31, 1997, its Consolidated Premium to Surplus Ratio shall be not greater than 2.00 to 1.00 and further provided that if at any time the provisions of the Securities Purchase Agreement or the Other Transaction Documents (as they may be amended or modified from time to time) require a Consolidated Premium to Surplus Ratio other than 2.00 to 1.00, such other ratio (but not greater than 3.00 to 1.00) shall be required to be met by Holdings under this Section 5.03(c) for the same time periods as required by the Securities Purchase Agreement or other Transaction Documents."

         (l) Section 5.03(h) of the Agreement shall be amended to read in its entirety as follows:

            "(h) Dividends Ratio. Holdings will maintain, at the end of each fiscal quarter, a Dividend Ratio of not less than 1.00 to 1.00, provided however that for the fiscal year ending December 31, 1997, the Dividend Ratio shall not be calculated for the most recent four (4) fiscal quarters but on a cumulative basis for the number of fiscal quarters during 1997 that are ended to the date of calculation."

         (m) Section 6.01(m) of the Agreement shall be amended to read in its entirety as follows:

                  "(m) Holdings, any Insurance Subsidiary or Home Mutual shall have its rating, as determined by A.M. Best, reduced below
"C-"; or"

         4. Availability; Repayment. Notwithstanding anything in the Agreement to the contrary, the Credit Parties agree that as of February 1, 1997 and until the Tower Maturity Date and the Holdings Maturity Date, respectively, there is no availability under either the Tower Commitment or the Holdings Commitment. Upon repayment of the Revolving Credit Loans (Tower) in full and termination of the Tower Commitment, the Agent and the Banks agree to release their security interest in the Collateral.

         5. Eurodollar Loans. Notwithstanding anything in the Agreement to the contrary, the Credit Parties, the Agent and the Banks agree that as of the date of this Third Amendment, Eurodollar Loans shall no longer be available.

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         6. Sale of Assets; Sale of Tower Premium Finance Receivables.
Notwithstanding the provisions of Section 5.02(c) or 5.02(d) of the Agreement
(i) a Sale of Assets by Holdings and/or one or more of its Subsidiaries shall be permitted if (i) it results in a Holdings Prepayment Event and (ii) Holdings makes the associated mandatory prepayments required by Section 2.07(b) of this Agreement and (ii) a sale of premium finance receivables by Tower (other than a sale constituting a Sale of Assets) shall be permitted.

         7. Effectiveness. This Third Amendment shall become effective upon the occurrence of the following events and the receipt and satisfactory review by the Agent and the Banks of the following documents:

                  (a) The Third Amendment, duly executed by all parties thereto;

                  (b)  Endorsement No. 2 to each of the Notes;

                  (c) Certified (as of the date of this Third Amendment) copies of the resolutions of the boards of directors of each of the Credit Parties, approving and authorizing this Third Amendment and the transactions contemplated thereby;

                  (d) An opinion of Dorsey & Whitney, LLP, counsel to the Credit Parties as to certain matters relating to this Third Amendment;

                  (e) A certification from Coopers and Lybrand that Holdings has a valid claim for the Income Tax Refund in the approximate amount of $6,000,000.00 and that Holdings has taken all necessary and desirable steps, including but without limitation the filing therefor, to collect the Income Tax Refund.

                  (f) A Security Agreement from Holdings, granting to the Agent, on behalf of the Banks, a first priority security interest in the Income Tax Refund, together with UCC-1 financing statements related thereto.

                  (g) Executed copies of waivers of any defaults, repurchase events, Redemption Events or any other similar events, if any, arising under the Subordinated Note Agreement, the Subordinated Notes or the Securities Purchase Agreement and the Other Transaction Documents, such waivers to be in effect and in form and substance satisfactory to the Agent and the Banks.

                  (h) The following statements shall be true and the Agent and the Banks shall have received a certificate signed by an Authorized Official of each of the Credit Parties dated the date of this Third Amendment, stating that:


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



                      (i) Except as disclosed in Schedule A annexed thereto, the representations and warranties contained in Article IV of the Agreement and in the other Loan Documents with respect to such Credit Party (except for those representations and warranties that are affected by the events described in, or which are subject to the waivers granted by Section 10 of this Third Amendment) are correct in all material respects on and as of such date provided that the representations and warranties set forth in Section 4.01(f) if the Agreement shall relate to the consolidated financial statements of Holdings and its Consolidated Affiliates for the fiscal year ended December 31, 1995 and for the nine month period ended September 30, 1996.

                      (ii) Except for any Default or Event of Default waived hereby, no Default or Event of Default has occurred and is continuing; and

                      (iii) Since December 31, 1995, except for any events which are the subject of the waivers provided herein, and except as disclosed in Schedule A annexed hereto, no Material Adverse Change has occurred in either of the Credit Parties or any of their Affiliates or Subsidiaries.

                  (i) An amendment fee of $85,000.00 will have been paid to the Agent, for the pro rata distribution to the Banks, and all fees and expenses of counsel to the Agent and the Banks will have been paid.

         8. Reaffirmation by Holdings. By its execution of this Third Amendment, Holdings reaffirms its guarantee of the reimbursement obligations of New York Merchant Bakers Insurance Company to EAB under EAB's Letter of Credit No. S0213865 in the amount of $120,000.00 originally issued on August 12, 1994 with a current expiry date of August 12, 1997 to Security Re of Farmington, Connecticutt.

         9. Ratification and Reaffirmation of Agreement. Except as hereby amended, the Agreement and all other Loan Documents executed in connection therewith, are, in all respected ratified and confirmed.

         10. Ratification and Reaffirmation by Guarantors. By their execution of the Third Amendment, each of the Guarantors expressly ratify and reaffirm their Guaranties.

         11. Waivers. In consideration of the Credit Parties entering into this Third Amendment, and provided no Default or Event of Default (other than as consented to herein) has occurred or results therefrom, the Agent and the Banks waive any Defaults or Events of Default resulting from the following:

                  (i) The breach of Section 2.07(b) of the Agreement resulting from the failure of Holdings to repay $4,000,000.00 of Revolving Credit Loans (Holdings) on February 1, 1997.

                  (ii) The breach of Section 5.02(k) of the Agreement resulting from the incurring of a consolidated net loss of not more than $20,500,000.00 for the fiscal year ended December 31, 1996.

                  (iii) The breach of Section 5.03(a), (b), (d) and (h) of the Agreement resulting from the incurring of a consolidated net loss of not more than $20,500,000.00 for the fiscal year ended December 31, 1996.

                  (iv) Events of Default described in Sections 6.01(a), (c),
(d), (j), or (k) resulting from any of the events described in clauses (i), (ii) or (iii) above.

         The granting of the waivers hereunder shall be limited specifically to the matters set forth above and does not constitute directly or by implication an amendment or waiver of any other provisions of the Agreement or any other Default or Event of Default which may occur or may have occurred under the Agreement.

         12. Release of Agent and Banks. In consideration of the Agent and the Banks entering into this Third Amendment and Waiver Agreement, each of the Credit Parties hereby waives and releases the Agent and each of the Banks from any and all claims that they, their successors or assigns, have or may have against the Agent and/or any of the Banks including, but not limited to, those which in any way relate to the Loan Agreement, as amended, including as amended by this Third Amendment and the transactions contemplated thereunder. Each of the Credit Parties, jointly and severally, agree that they shall protect, indemnify, defend and save harmless the Agent and each of the Banks from and against any and all claims, actions, suits and other legal proceedings and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Agent or either of the Banks may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Third Amendment and Waiver Agreement and the consummation of the transactions contemplated hereby.



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



         13. Execution in Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment as of the year and date first above written.

                                            HOME STATE HOLDINGS, INC.

                                            By /s/
                                              ----------------------------------
                                              Eric A. Reehl
                                              Assistant Secretary

                                            TOWER HILL, INC.

                                            By /s/
                                              ----------------------------------
                                               Eric A. Reehl
                                               Chief Operating Officer

                                            THE CHASE MANHATTAN BANK

                                            By /s/
                                              ----------------------------------
                                              James M. Diver
                                              Vice President

                                            EUROPEAN AMERICAN BANK

                                            By /s/
                                              ----------------------------------
                                              Kevin Lord
                                              Vice President

                                            THE CHASE MANHATTAN BANK, as Agent

                                            By /s/
                                              ----------------------------------
                                              James M. Diver
                                              Vice President

                            Consent and Reaffirmation


         Each of the following Guarantors consent to the Third Amendment to the Loan Agreement dated as of March 4, 1996 among Home State Holdings, Inc., Tower Hill, Inc., The Chase Manhattan Bank, as Agent, and The Chase Manhattan Bank and European American Bank, as Banks, and the transactions contemplated thereby, and reaffirm their obligations under the Guaranties previously executed and delivered.



                                            ASPEN INTERMEDIARIES, LLC


                                            By____________________________
                                              Name:
                                              Title:


                                            HOME STATE INSURANCE MANAGEMENT,
                                               LLC


                                            By____________________________
                                              Name:
                                              Title:


                                            ASPEN INTERMEDIARIES, INC.


                                            By____________________________
                                              Name:
                                              Title:

                                     - 14 -